SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                ORTHOLOGIC CORP.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:
                                      ------------------------------------------
          2)   Form, Schedule or Registration Statement No.:
                                                            --------------------
          3)   Filing Party:
                            ----------------------------------------------------
          4)   Date Filed:
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
                              1275 West Washington
                              Tempe, Arizona 85281

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 4, 1999

TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of OrthoLogic Corp., a Delaware corporation (the "Company"), will be held on Tuesday, May 4, 1999 at 8:30 a.m. local time, at the offices of the Company at 1275 West Washington, Tempe, Arizona 85281, for the following purposes:

         (1) To elect two directors as Class II directors to serve until the Annual Meeting of Stockholders to be held in the year 2002 or until their respective successors are elected;

         (2) To consider and act upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder by 275,000 shares;

         (3) To consider and act upon a proposal to approve the issuance and sale of Series B Convertible Preferred Shares and the reservation for issuance and the issuance of shares of Common Stock upon conversion of the Series B Convertible Preferred Shares;

         (4) To  consider  and  act  upon a  proposal  to  amend  the  Company's
Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 50,000,000;

         (5) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

         (6) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Stockholders of record at the close of business on March 25, 1999 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

         A copy of the Company's 1998 Annual Report to Stockholders, which includes certified financial statements, is enclosed. All stockholders are cordially invited to attend the Annual Meeting in person.

                                 By order of the Board of Directors,


                                 Thomas R. Trotter
                                 Chief Executive Officer

Tempe, Arizona
March 31, 1999

IMPORTANT: IT IS IMPORTANT THAT YOUR STOCKHOLDINGS BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                ORTHOLOGIC CORP.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 4, 1999
--------------------------------------------------------------------------------
                                TABLE OF CONTENTS


SOLICITATION, EXECUTION AND REVOCATION OF PROXIES...........................  1

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.............................  2
  Security Ownership of Certain Beneficial Owners and Management............  2

PROPOSAL 1: ELECTION OF DIRECTORS...........................................  4
  Board Meetings and Committees.............................................  6
  Compensation of Directors.................................................  6
  Certain Legal Proceedings.................................................  7

EXECUTIVE COMPENSATION......................................................  8
  Report of the Compensation Committee of the Board of Directors............  8
  Compensation Committee Interlocks and Insider Participation............... 10
  Certain Transactions...................................................... 10
  Summary Compensation Table................................................ 10
  Option/SAR Grants in Last Fiscal Year..................................... 11
  Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
    Option/SAR Values....................................................... 11
  Employment Contracts, Termination of Employment, and
    Change-in-Control Arrangements.......................................... 12
  Performance Graph......................................................... 13
  Section 16(a) Beneficial Ownership Reporting Compliance................... 14

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1997
  STOCK OPTION PLAN INCREASING SHARES AVAILABLE
  FOR GRANT BY 275,000 SHARES .............................................. 14
  Summary of 1997 Plan...................................................... 14
  Certain Federal Income Tax Consequences................................... 16
  Valuation................................................................. 17
  Option Grants............................................................. 17
  Required Vote............................................................. 17

PROPOSAL 3: APPROVAL OF PRIVATE
  PLACEMENT OF SERIES B PREFERRED SHARES.................................... 17

PROPOSAL 4: AMENDMENT TO THE COMPANY'S CERTIFICATE
  OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
  SHARES OF COMMON STOCK FROM 40,000,000 TO 50,000,000...................... 19

PROPOSAL 5: APPOINTMENT OF INDEPENDENT AUDITORS............................. 20

OTHER MATTERS............................................................... 20

STOCKHOLDER PROPOSALS....................................................... 20

                              1275 West Washington
                              Tempe, Arizona 85281


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999

                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of OrthoLogic Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 4, 1999 or any adjournment thereof (the "Annual Meeting") at the offices of the Company at 1275 West Washington, Tempe, Arizona 85281. All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about March 31, 1999.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal conversations or by telephone, telex, facsimile or telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. The Company has also retained Corporate Investor Communications, Inc. ("CIC"), 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in solicitation of proxies. For these services, the Company will pay CIC a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 1275 West Washington, Tempe, Arizona 85281.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on March 25, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 25,441,590 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots. The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the approval of the other proposals set forth herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at March 1, 1999 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director of the Company and each director nominee, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.

                                                        SHARES BENEFICIALLY
                                                              OWNED (1)
                                                     ------------------------
IDENTITY OF STOCKHOLDER OR GROUP                       NUMBER         PERCENT
--------------------------------                       ------         -------
Thomas R. Trotter (2)                                  176,250           *

Frank P. Magee (3)                                     478,225         1.88

David K. Floyd                                           6,000           *

Terry D. Meier                                           4,100           *

William C. Rieger (4)                                   33,333           *

Stuart H. Altman (5)                                     7,000           *

Fredric J. Feldman (6)                                 116,000           *

John M. Holliman III (7)                               131,000           *

Elwood D. Howse (8)                                    146,644           *

Augustus A. White III (9)                              149,500           *

Heartland Advisors, Inc.                             3,336,000        13.11
790 North Milwaukee Street
Milwaukee, Wisconsin 53202 (10)

Franklin Resources, Inc.                             2,898,800        11.39
777 Mariner's Island Blvd.
San Mateo, California 94404 (11)

Capital Research and Management Company              1,620,000         6.37
333 South Hope Street
Los Angeles, California 90071 (12)

Dimensional Fund Advisors Inc.                       1,292,700         5.08
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401 (13)

All directors and executive officers as a            1,293,652         5.08
group (12 persons) (14)

----------
* Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 131,250 shares Mr. Trotter has a right to acquire upon exercise of stock options.

(3) Includes 308,225 shares Dr. Magee has a right to acquire upon exercise of stock options.

(4) Includes 33,333 shares Mr. Rieger has a right to acquire upon exercise of stock options.

(5) Includes 1,000 shares owned by children of Dr. Altman. Dr. Altman disclaims beneficial ownership of such shares.

(6) Includes 75,000 shares Dr. Feldman has a right to acquire upon exercise of stock options. Voting and investment power shared with spouse.

(7) Includes 98,000 shares Mr. Holliman has a right to acquire upon exercise of stock options.

(8) Includes 98,000 shares Mr. Howse has a right to acquire upon exercise of stock options.

(9) Includes 56,500 shares Dr. White has a right to acquire upon exercise of stock options and 5,217 shares held by Dr. White's children. Dr. White disclaims beneficial ownership of such shares.

(10) Derived from a Schedule 13G, Amendment No. 2, dated January 28, 1999 filed by the stockholder pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Schedule 13G states that the securities "may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by Heartland Advisors, Inc."

(11) Derived from a Schedule 13G, Amendment No. 3, dated January 29, 1999 filed by the stockholder pursuant to the 1934 Act. The Schedule 13G, as amended, states that the securities "are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Advisor Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Advisor Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Advisory
     Subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities covered by this statement." The Schedule 13G, as amended, also states that "Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Advisor Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by" the Schedule 13G.

(12) Derived from a Schedule 13G dated February 8, 1999 filed by each of Capital Research and Management Company ("CRMC") and SMALLCAP World Fund, Inc. ("SWFI") pursuant to the 1934 Act. The Schedule 13G states that CRMC "is registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 1,620,000 shares . . . as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940." The Schedule 13G also states that SWFI is registered under the Investment Company Act of 1940, is advised by CRMC and "is the beneficial owner of 1,620,000 shares" of the Common Stock.

(13) Derived from a Schedule 13G dated February 12, 1999 filed by Dimensional Fund Advisers, Inc ("DFAI") pursuant to the 1934 Act. The Schedule 13G states that DFAI is an investment advisor under the Investment Advisors Act of 1940, that it serves as investment manager to certain investment vehicles and that "[i]n its role as investment advisor and investment manager, [DFAI] possesses both voting and investment power over the securities of the Issuer" described in the Schedule 13G.

(14) Includes 832,908 shares directors and executive officers have a right to acquire upon exercise of stock options.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Two directors are to be elected at the Annual Meeting to serve as Class II directors until the Annual Meeting of Stockholders to be held in the year 2002 and until their respective successors are elected. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR THE COMPANY'S NOMINEES, JOHN M. HOLLIMAN III AND AUGUSTUS A. WHITE III, M.D. Mr. Holliman and Dr. White are currently directors of the Company. The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. Only affirmative votes are relevant in the election of directors.

         Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery at 1275 West Washington, Tempe, Arizona or by United States mail, postage prepaid to Secretary, OrthoLogic Corp., 1275 West Washington, Tempe, Arizona 85281, not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting; and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The nomination and other features of directorships may be affected by the resolutions establishing series of preferred stock.

         Pursuant to the Company's Certificate of Incorporation, as amended, the Board of Directors is classified into three classes, with each class holding office for a three-year period. To provide for the expiration of the terms of the members of one of the classes of directors each year, the initial term for the Class I Directors was one year, the initial term for the Class II Directors was two years, and the initial term for the Class III Directors was three years. Thereafter, the terms of all directors are three years. The Certificate of Incorporation restricts the removal of directors under certain circumstances. The number of directors may be increased to a maximum of nine. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         The names of the nominees for director and of the directors whose terms continue beyond the Annual Meeting, and certain information about them, are set forth below.

       NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE AT THE ANNUAL MEETING HELD IN THE YEAR 2002:

JOHN M. HOLLIMAN III(1)(2)                                   Director since 1987

John M. Holliman III, 45, has served as a director of the Company since September 1987 and as a Chairman of the Board of Directors since August 1997. Since February 1993, he has been a general partner of an entity which is the general partner of Valley Ventures, L.P. (formerly known as Arizona Growth Partners, L.P.), a venture capital fund. From 1985 to 1993, he was the Managing Director and Senior Managing Director of Valley Ventures' predecessor, Valley National Investors, Inc., a venture capital subsidiary of The Valley National Bank of Arizona. Mr. Holliman is a director of Pilgrim America Capital Corp., a publicly held mutual fund management company, VOXEL, Inc., a publicly held medical imaging company, and Den America Restaurant Company, a publicly held restaurant operating company.

AUGUSTUS A. WHITE III, M.D.                                  Director since 1993

Dr. White, 62, became a director of the Company in July 1993. He has been a Professor of Orthopaedic Surgery at Harvard Medical School since 1978. He is also a director of American Shared Hospital Services, a publicly held imaging equipment leasing company.

           THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

                         DIRECTORS CONTINUING IN OFFICE:
     CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2000 ANNUAL MEETING:

STUART H. ALTMAN, PH.D.                                      Director since 1998

Stuart H. Altman, 61, has been a Professor of National Health Policy at the Florence Heller Graduate School for Social Policy, Brandeis University since 1977. He was Dean of the Florence Heller Graduate School from 1977 to 1993. For twelve years (1984 to 1996), he was Chairman of the Congressional Prospective Payment Assessment Commission responsible for advising Congress and the Administration on Medicare Payment Policies for Hospitals, Nursing Homes, Home Health Agencies and other health care providers. Dr. Altman has served as the Chair of the Advisory Board to the Institute of Medicine of the National Academy of Sciences and serves as a member of the Board of Trustees of Beth Israel Hospital in Boston, Massachusetts. From 1971 to 1976, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at Health, Education and Welfare under President Nixon. Dr. Altman is a director of IDX Systems Corporation, a publicly held provider of healthcare information systems.

ELWOOD D. HOWSE, JR.(1)(2)(3)                                Director since 1987

Elwood D. Howse, Jr., 59, became a director of the Company in September 1987. He has been a general partner of CH Partners IV, a venture capital fund, and has been a founder and the President of Cable & Howse Ventures, Inc., a venture capital firm, since 1977. Mr. Howse is a member of the board of Applied Microsystems Corporation, a publicly held electronics testing company.

      CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING:

FREDRIC J. FELDMAN, PH.D.(1)(3)                              Director since 1991

Fredric J. Feldman, Ph.D., 59, has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992. From September 1995 to June 1996, he was the Chief Executive Officer of Biex, Inc. a women's healthcare company. He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics reference laboratory from 1992 to 1995. Between 1988 and 1992, Dr. Feldman was the President and Chief Executive Officer of Microgenics Corporation, a medical diagnostics company. He is a director of Sangstat Medical Corp., a publicly held biotech transplant drug company, and of Ostex International, Inc., a publicly held developer of diagnostics and therapeutics for skeletal and connective tissue diseases.

THOMAS R. TROTTER                                            Director since 1997

Thomas R. Trotter, 51, joined the Company as President and Chief Executive Officer and a Director in October 1997. From 1988 to October 1997, Mr. Trotter held various positions at Mallinckrodt, Inc. in St. Louis, Missouri, most recently as President of the Critical Care Division and a member of the Corporate Management Committee. From 1984 to 1988, he was President and Chief Executive Officer of Diamond Sensor Systems, a medical device company in Ann Arbor, Michigan. From 1976 to 1984, he held various senior management positions at Shiley, Inc. (a division of Pfizer, Inc.) in Irvine, California.

----------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held a total of six meetings during the fiscal year ended December 31, 1998. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service.

         The Board presently has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, which acts on Board matters that arise between meetings of the full Board of Directors, consists of Dr. Feldman, Mr. Holliman and Mr. Howse and did not meet during 1998.

         The Audit Committee consists of Mr. Holliman and Mr. Howse and met once in 1998. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

         The Compensation Committee, which consists of Mr. Howse and Dr. Feldman, met twice during 1998. The Compensation Committee reviews salaries and benefit programs designed for senior management, officers and directors and administers certain grants under the Company's stock option plans with a view to ensure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

         The Company does not have a nominating committee or a committee performing the functions of a nominating committee. Nominations of persons to be directors are considered by the full Board of Directors.

COMPENSATION OF DIRECTORS

         The Company pays non-employee directors an annual retainer of $12,000. All directors are eligible for the grant of nonqualified stock options pursuant to the Company's 1997 Stock Option Plan. The Company issued options to acquire 5,000 shares to each non-employee director on January 1, 1998 and on December 31, 1998. All such options vest in full one year after grant date and are granted at the market price on the date of grant. The Company has reserved options for similar grants in the next three years, provided that the non-employee director remains a director of the Company. The Company also made a one-time grant of options to acquire 10,000 shares to Dr. White on August 21, 1998. These options have been granted with ten-year terms.

         For information regarding options granted to the Company's only employee-director (Mr. Trotter) during 1998, see the table captioned "Option/SAR Grant in Last Fiscal Year" below.

         The  following  table   summarizes   options  granted  to  non-employee
directors during the year ended December
31, 1998:

NAME                      DATE OF OPTION     NUMBER OF SHARES      OPTION PRICE
----                      --------------     ----------------      ------------
Stuart H. Altman             12/31/98              5,000              3.3440

Fredric J. Feldman            1/1/98               5,000              5.5310
                             12/31/98              5,000              3.3440

John M. Holliman III          1/1/98               5,000              5.5310
                             12/31/98              5,000              3.3440

Elwood D. Howse, Jr.          1/1/98               5,000              5.5310
                             12/31/98              5,000              3.3440

Augustus A. White III         1/1/98               5,000              5.5310
                              8/21/98             10,000              3.2500
                             12/31/98              5,000              3.3440

CERTAIN LEGAL PROCEEDINGS

         On or  about  July 16,  1996,  Jacob B.  Rapoport  filed a  Shareholder
Derivative Complaint for Breach of Fiduciary Duty and Misappropriation of Confidential Corporation Information in the Superior Court of the State of Arizona, Maricopa County, No. CV 96-12406, naming the directors and certain officers of the Company as defendants and the Company as nominal defendant. On October 29, 1996 the defendants removed the case to the United States District Court for the District of Arizona (Phoenix Division), No. CIV 96-2451 PHX RCB on grounds of diversity pursuant to 28 U.S.C. ss. 1332. The action is based on allegations that the individual defendants breached duties to the Company and/or misappropriated confidential information related to a May 31, 1996 letter received by the Company from the U.S. Food and Drug Administration regarding the Company's OrthoLogic(R) 1000 Bone Growth Stimulator, and the matters set forth therein, and the fact that the Company has been named a defendant in twelve purported shareholder class actions now consolidated in the United States District Court for the District of Arizona, as well as a purported shareholder class action now pending before the Superior Court of Maricopa County, Arizona. The defendants in the federal class action litigation have moved to dismiss the amended complaints, and the District Court has ordered that this action be stayed until 30 days after that court's ruling on the pending motion to dismiss. The Company believes that the allegations in the lawsuit are without merit.

                             EXECUTIVE COMPENSATION

         THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS (THE "COMMITTEE") AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OTHER FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Committee recommends the compensation of the Chief Executive Officer to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and certain option grants under the Company's stock option plans (the "Plans").

COMPENSATION PHILOSOPHY

         The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 1998, the Company used base salary, executive officer cash bonuses and stock options to achieve these objectives. In carrying out these objectives, the Committee considers the following:

     (1) THE LEVEL OF COMPENSATION PAID TO EXECUTIVE OFFICERS IN POSITIONS OF COMPANIES SIMILARLY SITUATED IN SIZE AND PRODUCTS. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. The Company typically surveys publicly available information regarding companies listed on the Nasdaq National Market which are comparable in size, products or industry with the Company.

     (2) THE INDIVIDUAL PERFORMANCE OF EACH EXECUTIVE OFFICER. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills and teamwork.

     (3) CORPORATE PERFORMANCE. Corporate performance is evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance is measured by predetermined operating and financial goals.

     (4) THE RESPONSIBILITY AND AUTHORITY OF EACH POSITION RELATIVE TO THE OTHER POSITIONS WITHIN THE COMPANY.

         The Committee does not quantitatively weigh these factors but considers all factors as a whole, using its discretion, best judgment and the experiences of its members, in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation are as follows:

         BASE SALARY. In establishing base salaries, the Committee believes that it tends to give greater weight to factors 1, 2 and 4 above. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the market. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting the Company's financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee considers the low, midpoint and upper ranges of base salaries publicly disclosed by companies that OrthoLogic believes are comparable to it and generally targets base salary to the mid-point of the ranges.

         PERFORMANCE BONUSES. In establishing performance bonuses, the Committee believes that it tends to give greater weight to factors 2 and 3 above and further believes that such performance bonuses are a key link between executive pay and stockholder value. The Company has adopted a Management Bonus Plan which is based upon the financial performance of the Company and other specific company-wide objectives established by the Committee and approved by the full Board of Directors. For 1998, executive bonuses were targeted at between 40% and 50% of the executive officers' base salaries if the goals were achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. The measures chosen by the Committee to evaluate the Company's performance may vary from year to year depending on the particular facts and circumstances at the time.

         OPTION GRANTS. In establishing option grants or recommendations to the entire Board, the Committee believes it tends to give greater weight to factors 2 and 4 above. The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically recommends or awards a grant under a Plan upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers additional grants, usually on an annual basis, under the Plan. Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Common Stock increases over the exercise price for the period during which the option is exercisable. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company.

         The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of $1,000,000 paid to the Company's five highest-paid executive officers. The Compensation Committee has analyzed the impact of this change in the tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company has and would not have been significant and has decided for the present to not modify the compensation policies of the Company based on such changes in the tax law. In the event that the Committee determines that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee reviews the performance of the Chief Executive Officer at least annually. When Mr. Trotter was hired in October 1997, the Compensation Committee reviewed data from a survey of salaries for companies comparable in size, products and industry and considered the Company's earnings and financial position. Based on this criteria, the Compensation Committee set Mr. Trotter's salary at $260,000 with a bonus percentage within the range previously approved for all executive officers. Mr. Trotter's compensation package was structured in the same manner for 1998.

         In February 1999, the Compensation Committee met to determine bonuses based on performance during 1998 and awarded a bonus of $130,000 to Mr. Trotter. At the same meeting, the Compensation Committee set performance goals for 1999 and structured the 1999 Management Bonus Plan.

                       Compensation Committee During 1998:

Fredric J. Feldman                                          Elwood D. Howse, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, Fredric J. Feldman and Elwood D. Howse, Jr. served on the Compensation Committee of the Board of Directors.

                              CERTAIN TRANSACTIONS

         The Company has entered into indemnity agreements with all of its directors and officers for the indemnification of and advancing of expenses to such persons to the full extent permitted by law. The Company intends to execute such indemnity agreements with its future officers and directors.

         On February 9, 1999, the Company loaned $157,800 to Frank Magee, an executive officer of the Company. The loan bears interest at the rate of 6% per annum, and the principal of the note, together with accrued and unpaid interest, is due on June 15, 1999.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth, with respect to the years ended December 31, 1998, 1997 and 1996, compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 1998.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                           ANNUAL COMPENSATION             AWARDS
                                   -----------------------------------   -----------
                                                                          SECURITIES
                                                          OTHER ANNUAL    UNDERLYING    ALL OTHER
                                                          COMPENSATION   OPTIONS/SARS  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)  BONUS ($)     ($)(1)         (#)(2)        ($)(3)
---------------------------  ----  ----------  ---------  ------------   ------------  ------------
Thomas R. Trotter (4)        1998   260,000     130,000      5,400         100,000            --
  President and Chief        1997    50,225      27,000         --         350,000           302
  Executive Officer

Frank P. Magee               1998   199,750      60,000         --              --            --
  Vice President and         1997   187,000      63,112         --         100,100            --
  Chief Technical Officer    1996   174,000      48,000         --              --            --


David K. Floyd (5)           1998   110,770      42,000         --         150,000            --
  Vice President, Sales

Terry D. Meier (6)           1998   137,981      33,000         --         150,000            --
  Senior Vice President,
  Chief Financial Officer
  and Secretary

William C. Rieger            1998   163,530      40,000     10,000         100,000            --
  Vice President,
  Marketing

----------
(1) Other Annual Compensation includes an automobile allowance for Mr. Trotter and a relocation bonus to Mr. Rieger.
(2)  Consist entirely of stock options.
(3)  Term life and disability insurance payments.
(4) Mr. Trotter joined the Company as President and Chief Executive Officer on October 20, 1997.
(5) Mr. Floyd's base annual salary is $180,000. Mr. Floyd joined the Company on May 18, 1998.
(6) Mr. Meier's base annual salary is $175,000. Mr. Meier joined the Company on March 16, 1998.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

     The following table sets forth information about stock option grants during the last fiscal year to the named executive officers named in the Summary Compensation Table.

                                   INDIVIDUAL GRANTS
                  -----------------------------------------------------  POTENTIAL REALIZABLE VALUE AT
                    NUMBER OF      % OF TOTAL                               ASSUMED ANNUAL RATES OF
                    SECURITIES     OPTION/SARS                             STOCK PRICE APPRECIATION
                    UNDERLYING     GRANTED TO   EXERCISE OR                  FOR OPTION TERM (2)
                   OPTIONS/SARS   EMPLOYEES IN   BASE PRICE  EXPIRATION  -----------------------------
NAME              GRANTED (#)(1)   FISCAL YEAR     ($/SH)       DATE        5% ($)           10% ($)
----              --------------   -----------     ------    ----------    -------           -------
Thomas R. Trotter    100,000          9.94         3.2500      8/21/08      16,250            32,500

David K. Floyd       150,000         14.91         5.4380      5/18/08      40,785            81,570

Terry D. Meier       150,000         14.91         5.5000      5/15/08      41,250            82,500

William C. Rieger    100,000          9.94         5.5630       1/5/08      27,815            55,630

----------
(1)  Consist entirely of stock options.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FY-END OPTION/SAR VALUES (1)

         The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year.

                        NUMBER OF SECURITIES
                  UNDERLYING UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-
                         AT FY-END (#) (1)        MONEY OPTIONS AT FY-END ($)(2)
                  ------------------------------  ------------------------------
NAME              EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----              -----------     -------------    -----------     -------------
Thomas R. Trotter   102,083          347,917             --               --
Frank P. Magee      308,225           41,875         93,758            1,643
David K. Floyd           --          150,000             --               --
Terry D. Meier           --          150,000             --               --
William C. Rieger        --          100,000             --               --
----------
(1)  No SARs are outstanding.
(2) Value is based upon closing bid price of $3.344 as reported on the Nasdaq National Market for December 31, 1998, minus the exercise price, multiplied by the number of shares underlying the option.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         The Company has entered into employment agreements with each of Mr. Trotter (effective October 20, 1997), Dr. Magee (effective October 17, 1997 and amended on January 22, 1999), Mr. Floyd (effective May 18 1998), Mr. Meier (effective March 16, 1998) and Mr. Rieger (effective January 5, 1998). The
Employment Agreements provide that salaries and bonuses shall be determined annually by the Compensation Committee of the Board of Directors. The Company may terminate each employee's employment with cause, in which case the Company shall be obligated to pay such employee's salary through the date of termination. If the Company terminates the employee's employment without cause, Mr. Trotter, Mr. Floyd, Mr. Meier and Mr. Rieger are entitled to 12 months salary and Dr. Magee is entitled to 24 months salary.

         Under the Company's stock option plans, upon the occurrence of a merger in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company, an acquisition by a third party of 100% of the Company's outstanding equity securities or a similar reorganization of the Company, 75% of all unvested options will vest, with the balance vesting equally over 12 months or according to the individual's vesting schedule, whichever is earlier. Additionally, the Company's 1997 Stock Option Plan provides that, upon a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, outstanding options shall be substituted on an equitable basis for options for appropriate shares of the surviving corporation, or optionees shall receive cash in exchange for cancellation of outstanding options.

         The Compensation Committee of the Board of Directors has approved a 1999 bonus plan for the Company's executive officers which provides for bonuses of up to 50% of base salary, depending on Company and individual performance.

                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of (i) the Standard & Poors Healthcare Medical Products and Supplies Index and (ii) the Russell 2000 Index from the date that the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 through December 31, 1998. The graph is generated by assuming that $100 was invested on January 28, 1993 (the day on which the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended) in each of the Company's Common Stock, the Standard & Poors Healthcare Medical Products and Supplies Index and the Russell 2000 Index, and that all dividends were reinvested.





                     12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
                     --------  --------  --------  --------  --------  --------
OrthoLogic Corp.       $100       $97      $363      $281      $278      $167
Peer Group             $100      $116      $192      $217      $273      $380
Russell 2000 Index     $100       $91      $122      $140      $169      $163

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 1997, except that each of Dr. Altman, Mr. Feldman, Mr. Holliman, Mr. Howse and Dr. White filed a Form 5, during March 1999, to report receiving on December 31, 1998 a grant of options covering 5,000 shares (and, in the case of Dr. White, also reporting a grant of options covering 10,000 shares on August 21, 1998). In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

                PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1997
                  STOCK OPTION PLAN INCREASING SHARES AVAILABLE
                           FOR GRANT BY 275,000 SHARES

         THE SUMMARY OF THE MATERIAL FEATURES OF THE 1997 PLAN IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE 1997 PLAN. A COPY OF THE 1997 PLAN IS AVAILABLE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

         Stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. The Company believes that equity-based incentive programs help insure a tight link between the interests of its stockholders and employees and enhance the Company's ability to continue recruiting and retaining top talent. The Board believes that stockholders should adopt Proposal 2 to help the Company continue to meet these objectives.

SUMMARY OF 1997 PLAN

         The 1997 Plan was originally adopted by the Board of Directors on March 26, 1997. A total of 1,040,000 shares of Common Stock was reserved for issuance under the 1997 Plan at that time. The Board approved an amendment to the 1997 Plan that increased, by 375,000, the number of shares of Common Stock reserved for issuance, and the stockholders approved that increase at the Company's Annual Meeting on May 15, 1998.

         PURPOSES. The purposes of the 1997 Plan are to attract and retain the best available employees and directors of the Company or any parent or subsidiary or affiliate of the Company which now exist or hereafter is organized or acquired by or acquires the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company.

         The 1997 Plan provides for the grant of options which qualify as "incentive stock options" (sometimes referred to herein as "ISOs") under Section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs"). The 1997 Plan is administered by the Board of Directors or by a committee of directors appointed by the Board and constituted so as to permit the Plans to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under the 1934 Act. The administering body is referred to herein as the "Committee."

         SHARE RESERVE. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1997 Plan (before amendment) is 1,415,000 shares of the Company's Common Stock, subject to adjustments in certain circumstances, including reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like. As of March 1, 1999, a total of 1,236,900 shares were subject to outstanding options under the 1997 Plan, and no shares had been issued upon exercise of options under the 1997 Plan. If any outstanding option grant under the 1997 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1997 Plan as if no options had been granted with respect to those shares.

         ELIGIBILITY. Any employee of the Company or any of its subsidiaries is eligible to receive options under the 1997 Plan. Nonemployee directors are eligible to receive only NSOs under the 1997 Plan while employee directors are eligible for both ISOs and NSOs. As of March 1, 1999, approximately 510 employees (including seven executive officers) and five non-employee directors were eligible to participate in the 1997 Plan.

         In addition, any other individual whose participation the Committee determines is in the best interests of the Company is eligible to receive only NSOs under the 1997 Plan. The Committee has complete discretion to determine which eligible individuals are to receive option grants. In general, the only consideration received by the Company for the grant of an award will be past services or the expectation of future services, or both. The 1997 Plan does not confer on any optionee in the 1997 Plan any right with respect to continued employment or other services to the Company and will not interfere in any manner with the right of the Company to terminate an optionee's employment or other services.

         LIMITATIONS ON AWARDS. No grants are required to be made during any calendar year. In any calendar year, no individual may receive grants of options covering more than 200,000 shares. No ISO may be exercised more than ten years from the date of grant (five years in the case of a grant to an optionee owning more than 10% or more of the total combined voting power of all classes of stock to the Company or any ISO Group member), three months after the date the optionee ceases to perform services for the Company or any ISO Group member (for reasons other than death, disability or cause), one year after the date the optionee ceases to perform services for the Company or any other ISO Group member if cessation is due to death or disability, or the date the optionee ceases to perform services for the Company or any ISO Group member if cessation is for cause. No NSO may be exercised more than ten years from the date of grant, two years after the date the optionee ceases to perform services for the Company or any Affiliated Group member (for reasons other than death, disability, retirement or cause), three years after the date the optionee ceases to perform services for the Company or any Affiliated Group member if cessation is due to death, disability or retirement, or the date the optionee ceases to perform services for the Company or any Affiliated Group member if cessation is for cause.

         PRICING AND PAYMENT OF OPTIONS. The per share exercise price of each stock option granted under the 1997 Plan is established by the Committee at the time of grant. In the case of an ISO, the per share exercise price may be no less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of an optionee who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company). The per share exercise price of an NSO may be any amount determined in good faith by the Committee. With respect to ISOs, the aggregate fair market value of the Common Stock for which one or more options granted to an optionee may become exercisable during any one calendar year may not exceed $100,000. The fair market value of the Common Stock equals the closing price on the date in question as reported on the Nasdaq National Market.

         Under the 1997 Plan, the purchase price of an option is payable upon exercise: (i) in cash; (ii) by check; (iii) to the extent permitted by the particular option grant, by transferring to the Company shares of Common Stock of the Company at their fair market value as of the option exercise date (provided that the optionee held the shares of stock for at least six months); or (iv) if permitted by the Company, through a sale and remittance procedure by which an optionee delivers concurrent written instructions to a brokerage firm to sell immediately the purchased Common Stock and remit to the Company sufficient funds to pay for the options exercised and by which the certificates for the purchased Common Stock are delivered directly to the brokerage firm. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board of Directors or the Committee, subject to applicable regulations of the Federal Reserve board and any other applicable laws or regulations in effect at the time such credit is extended.

         The Committee may require, as a condition to exercise of an option, that the optionee pay to the Company the entire amount of taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board of Directors may determine.

         Subject to certain limitations, the Committee may modify, extend or renew outstanding options. The Committee may not reduce the exercise price of outstanding options or accept the surrender of outstanding options and grant new options in substitution. Each option may have additional terms and conditions consistent with the Plan as determined by the Committee.

         EXERCISE. The Committee has the authority to determine the vesting and exercise provisions of all grants under the 1997 Plan. In general under the 1997 Plan, no option shall be exercisable during the lifetime of an optionee by any person other than the optionee, or a guardian or legal representative.

         ACCELERATING EVENTS. Unless otherwise provided in the grant letter, 75% of each optionee's unvested options under the 1997 Plan will become immediately exercisable in full upon the acquisition by a third party of 100% of the Company's outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a similar reorganization of the Company. (If the optionee loses his position with the Company as a result of or subsequent to such an event, 100% of the optionee's unvested options will immediately become exercisable.) The unvested balance will vest in 12 equal monthly installments following the event or according to the optionee's individual vesting schedule, whichever is earlier.

         MERGER, CONSOLIDATION OR REORGANIZATION. In the event of a merger consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Board of Directors, the Committee (subject to approval of the Board) or the board of directors of any corporation assuming the obligations of the Company shall either (a) protect each outstanding and unexercised option by the substitution on an equitable basis of appropriate shares of the surviving corporation or (b) cancel each such option and make a cash payment to the optionee.

         TERMINATION OR AMENDMENT OF THE 1997 PLAN. The Board of Directors may amend or modify the 1997 Plan at any time; provided, that shareholder approval shall be obtained for any action for which shareholders approval is required in order to comply with Rule 16b-3, the Code, or other applicable laws or regulatory requirements within such time periods prescribed. The 1997 Plan will terminate on March 25, 2007, unless sooner terminated by the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the 1997 Plan. The following discussion does not address state, local or foreign tax consequences.

         An optionee will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the share received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. The Company will not be entitled to any deduction with respect to the grant or exercise of an ISO.

         If shares acquired upon exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the optionee and (ii) the Company will not be allowed a deduction in connection with such ISO or the Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of an optionee to utilize a long-term capital loss will depend upon the statutory limitations on capital loss deductions not discussed herein.

         A "disqualifying disposition" will generally result if Common Stock acquired upon the exercise of an ISO is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition, the optionee will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. Any amount realized on the sale in excess of the fair market value of the date of exercise will be treated as a capital gain. If the amount realized on the sale is less than the exercise price, the optionee will recognize no ordinary income, and the loss will be reportable as a capital loss. The Company will be allowed a tax deduction in the year of any disqualifying disposition equal to the amount of ordinary income recognized by the optionee.

         In general, an optionee to whom an NSO is granted will recognize no taxable income at the time of the grant. Upon exercise of an NSO, the optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the NSO, and the Company will generally be entitled to a deduction equal to the ordinary income recognized by the optionee in the year the optionee recognizes ordinary income, subject to the limitations of Section 162(m) of the Code.

VALUATION

         As of March 1, 1999, the closing sale price for the Company's Common Stock, as reported on the Nasdaq National Market, was $3.3125 per share.

OPTION GRANTS

         As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the 1997 Plan.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock present (or represented) and entitled to vote at the Annual Meeting is required for the approval of this proposal. For purposes of the vote on this proposal, abstentions will have the same effect as votes against this proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                     OF THIS PROPOSAL TO AMEND THE 1997 PLAN

                         PROPOSAL 3: APPROVAL OF PRIVATE
                     PLACEMENT OF SERIES B PREFERRED SHARES

         In July 1998, the Company designated a series of preferred stock as its Series B Convertible Preferred Stock and issued, in a private placement with two purchasers, 15,000 shares of such series (the "Series B Preferred Shares") and warrants, exercisable at $5.50 per share, to purchase 600,000 shares of Common Stock (the "Warrants"). The Company is utilizing the net proceeds of approximately $14.0 million from the private placement for general corporate purposes, including working capital. The Securities Purchase Agreement (the "Securities Purchase Agreement") between the Company and each of the purchasers requires the Company to seek, not later than May 31, 1999, stockholder approval of the private placement of the Series B Preferred Shares and of an increase in the number of authorized shares of Common Stock. The Company is also obligated under the Securities Purchase Agreement to reserve no less than the greater of
(i) 7,500,000 shares of Common Stock and (ii) 150% of the number of shares of Common Stock issuable upon conversion of all of the Series B Preferred Shares and exercise of the Warrants outstanding on the date of the proxy statement relating to the meeting of Stockholders.

         The Company's Common Stock is traded on the Nasdaq National Market ("Nasdaq"). Nasdaq's rules require that the Company obtain stockholder approval prior to the issuance of Common Stock, or securities convertible into or exercisable for Common Stock, in a private placement for less than the greater of book or market value of such Common Stock if the issuance by the Company of such Common Stock will be equal to 20% or more of the Common Stock (or voting power) outstanding before such issuance. Because the conversion price of the Company's Series B Preferred Shares, and accordingly, as described below, the number of shares of Common Stock that may be issued upon conversion of the Series B Preferred Shares, is dependent upon the future market price for the Company's Common Stock, the Company cannot determine the number of shares of Common Stock to be issued upon conversion of the Series B Preferred Shares at the present time. However, because the amount of Common Stock which could be issued upon conversion of the Series B Preferred Shares, as a dividend, payment of a redemption price or otherwise, could, under certain circumstances, equal or exceed 20% of the Common Stock (or voting power) outstanding prior to the issuance of the Series B Preferred Shares, the Board of Directors is seeking
Stockholder approval of the transaction so that, if required under the Securities Purchase Agreement, it may issue such number of shares without violation of Nasdaq rules.

         The Series B Preferred Shares generally may not be converted into shares of Common Stock until May 10, 1999, 300 days after issuance (the "Initial Conversion Period"). However, upon an Early Conversion Event (as defined in the Certificate of Designation establishing the Series B Preferred Shares) before the end of the Initial Conversion Period, the applicable conversion price would be the average of the 10 lowest closing bid prices for the Common Stock during the 30 trading days immediately prior to the date of conversion (the "Floating Conversion Price"). If the Floating Conversion Price of the Common Stock had been used to determine the maximum number of shares of Common Stock issuable on March 1, 1999, the Company would have been obligated to issue 4,415,401 shares of Common Stock if all 15,000 Series B Preferred Shares were converted as of such date. Commencing 300 days after the date of issuance of the Series B Preferred Shares, each holder may convert its Series B Preferred Shares into shares of Common Stock, subject to certain limitations and procedures described in the Certificate of Designation, at a price equal to the lesser of: (i) the Floating Conversion Price; or (ii) a fixed conversion price equal to 103% of the average closing bid price for the Common Stock during the 10 trading days immediately prior to the end of the Initial Conversion Period. The issuance of Common Stock upon conversion of Series B Preferred Shares or exercise of the Warrants may be dilutive of the interests of the holders of the currently outstanding Common Stock.

         On the fourth anniversary of the date of issuance, all Series B Preferred Shares then outstanding will be automatically converted into the number of Common Shares equal to the Stated Value ($1,000 per Series B Preferred Share) of the Series B Preferred Shares being converted divided by the applicable Conversion Price. In the event of certain Mandatory Redemption Events, each holder of Series B Preferred Shares will have the right to require the Company to redeem those shares for cash at the Mandatory Redemption Price, as described in Proposal 4. Mandatory Redemption Events include, but are not limited to: the failure of the Company to timely deliver Common Shares as required under the terms of the Series B Preferred Shares or Warrants; the Company's failure to satisfy registration requirements applicable to such securities; the failure by the Company's stockholders to approve the transactions contemplated by the Securities Purchase Agreement relating to the issuance of the Series B Preferred Shares; the failure by the Company to maintain the listing of its Common Stock on Nasdaq or another national securities exchange; and certain transactions involving the sale of assets or business combinations involving the Company. In the event of any liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Shares are entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Common Stock, the Stated Value for each Series B Preferred Share outstanding at that time.

         The Company has filed with the Securities and Exchange Commission a Registration Statement covering the resale by the holders of the Series B Preferred Shares of the Common Stock which may be issued upon conversion of the Series B Preferred Shares, as a dividend, payment of a redemption price or otherwise pursuant to the provisions thereof regarding determination of the applicable conversion price, including adjustments to the conversion price to prevent dilution resulting from stock splits, stock dividends or similar transactions, or by reason of reductions in the conversion price in accordance with the terms thereof (including, but not limited to, the terms which cause the variable conversion price thereof to decrease to the extent the market price for the Company's Common Stock declines). The Securities and Exchange Commission declared the Registration Statement effective on September 3, 1998.

         In order to comply with the provisions of the Securities Purchase Agreement and Nasdaq rules and to avoid a Mandatory Redemption Event under the Securities Purchase Agreement and a potential event of default under the Company's line of credit, the Company is requesting that the holders of its Common Stock approve this Proposal. No further authorization or vote of the holders of the Company's Common Stock will be sought or required with respect to the issuance of Common Stock in connection with this transaction. As described below in Proposal Two, failure to obtain approval for the private placement could require the Company to redeem some or all of the Series B Preferred Shares.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock present (or represented) and entitled to vote at the Annual Meeting is required for the approval of this proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast or as votes entitled to be cast on the matter and will have no effect on the result of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PRIVATE PLACEMENT OF SERIES B PREFERRED SHARES

               PROPOSAL 4: AMENDMENT TO THE COMPANY'S CERTIFICATE
              OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 50,000,000

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), currently authorizes the Company to issue 40,000,000 shares of Common Stock, par value $.0005 per share. The Board of Directors has approved, subject to stockholder ratification, an amendment to Paragraph 1 of Article 5 of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 shares to 50,000,000 shares. The text of the current Paragraph 1 of Article 5 and the text of the proposed amendment to Paragraph 1 of Article 5 of the Company's Certificate of Incorporation are attached to this Proxy Statement as Exhibit A. No other provision of the Certificate of Incorporation will be changed by the proposed amendment.

         The Series B Preferred Shares are convertible into, and the Warrants are exercisable for, shares of Common Stock. In order to ensure that there would be sufficient shares of Common Stock available for issuance upon conversion of Series B Preferred Shares, and upon exercise of the Warrants, the Company has currently reserved and set aside 10,880,890 shares of Common Stock. The reservation of such shares of Common Stock has reduced significantly the number of authorized but unissued shares of Common Stock available to the Company for future use. As of March 1, 1999, 25,439,450 shares of Common Stock are issued and outstanding, and the Company has reserved 3,530,150 shares of Common Stock for issuance upon exercise of outstanding option and warrants and for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of the Common Stock (excluding the Series B Preferred Shares and related Warrants). The proposed increase in the number of shares of authorized Common Stock will ensure that shares can be issued if needed, in connection with stock splits, stock dividends, acquisitions, option grants to attract and retain employees and other corporate purposes. The Board of Directors believes that it is beneficial to the Company to have the additional shares available for such purposes without delay or the necessity of an additional special Stockholder's meeting. Other than as may be required in connection with the Series B Preferred Shares, the Company has no plans, arrangements, commitments, or understanding with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. The holder of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding.

         The Company is not proposing any increase in the number of shares of authorized Preferred Stock. The Company has designated two series of preferred stock, Series A and Series B. The Board of Directors designated 300,000 shares of preferred stock as Series A Preferred Stock in connection with the adoption of the Company's Rights Plan. As described above, the Board of Directors designated 20,000 shares of preferred stock as Series B Convertible Preferred Stock and issued 15,000 shares of such series in a July 1998 private placement.

         If the Company fails to obtain Stockholder approval of this Proposal prior to May 31, 1999, the Company may be required, from time to time, to redeem a sufficient number of Series B Preferred Shares to permit the Company to maintain the required reserve of shares of Common Stock for conversion of Series B Preferred Shares and exercise of related Warrants (a "Conversion Limit
Redemption") at a price which would provide each of the purchasers with an annualized return of 8.5% on the Stated Value of the Series B Preferred Shares. Failure to obtain stockholder approval for the private placement of the Series B Preferred Shares (Proposal One) and for the increase in the authorized number of shares of Common Stock would also permit the purchasers of the Series B Preferred Shares to declare a Mandatory Redemption Event under the terms of the Series B Preferred Shares. The declaration of a Mandatory Redemption Event allows each holder of Series B Preferred Shares to require the Company to redeem all or part of the Series B Preferred Shares for cash in an amount equal to the greater of: (i) the Stated Value of the Series B Preferred Shares being redeemed multiplied by 117%; and (ii) an amount determined by dividing the Stated Value of the Series B Preferred Shares being redeemed by the Conversion Price then in effect and multiplying the resulting quotient by the average closing price of the Common Stock for the five trading days prior to the date of the Mandatory Redemption Event. If a Conversion Limit Redemption is required or if Mandatory Redemption Event occurs, there can be no assurance that the Company will have the necessary funds to effect redemption or that the satisfaction of redemption will not materially adversely affect the financial condition of the Company. Additionally, the Company's line of credit restricts the Company's ability to redeem stock without such lender's approval. If the Company were required to redeem Series B Preferred Shares and was unable to obtain such lender's consent, an event of default would likely be created with respect to the line of credit. An event of default under the line of credit could have a material adverse effect on the financial condition of the Company.

CHARACTERISTICS OF COMMON STOCK

         The holders of Common Stock elect all directors and are entitled to one vote per share on all matters submitted to a vote of the Stockholders. Stockholders are entitled to receive dividends when, as and if declared bu the Board out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro-rate in any distribution to Stockholders. Holders of Common Stock have no preemptive, subscription or conversion rights.

         Stockholders of the Company do not have preemptive rights to subscribe for or purchase any shares of Common Stock that may be issued in the future. Shares of Common Stock generally may be issued by the Board for any proper corporate purpose without further Stockholder action, unless required by applicable laws, rules or regulations.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding Common Stock is required for the approval of the amendment to the Company's Certificate of Incorporation. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                 PROPOSAL 5: APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998 and recommends that stockholders vote FOR ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection.

         Deloitte & Touche LLP has audited the Company's financial statements annually since 1987. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting for the fiscal year ending December 31, 1998 must be received by the Company no later than December 1, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


March 31, 1999                                            THE BOARD OF DIRECTORS

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